                         NOTICE OF GUARANTEED DELIVERY
                                       TO
                         TENDER SHARES OF COMMON STOCK
                                       OF
                        REPUBLIC ENGINEERED STEELS, INC.

     As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C. ('the Depositary') on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary.

                        The Depositary for the Offer is:

                 ---------------------------------------------
                        CHASEMELLON SHAREHOLDER SERVICES
                 ---------------------------------------------

                By Mail:                                  By Hand:                       By Overnight Courier Delivery:
          Reorganization Dept.                      Reorganization Dept.                      Reorganization Dept.
             P.O. Box 3301                              120 Broadway                           85 Challenger Road
       South Hackensack, NJ 07606                        13th Floor                             Mail Stop-Reorg
                                                     New York, NY 10271                    Ridgefield Park, NJ 07660

                           By Facsimile Transmission:
                                 (201) 296-4293
                        (for eligible institutions only)

                             Confirm by Telephone:
                                 (201) 296-4860

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to RES Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of RES Holding Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 30, 1998 (the 'Offer to Purchase'), and in the related Letter of Transmittal (which together constitute the 'Offer'), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $.01 per share (the 'Shares'), of Republic Engineered Steels, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Signatures(s): _________________________________________________________________
________________________________________________________________________________
Name(s) of Record Holder(s):
________________________________________________________________________________
                              PLEASE TYPE OR PRINT
Number of Shares _______________________________________________________________
Certificate Nos. (If Available)
________________________________________________________________________________
________________________________________________________________________________
Dated: ___________________________________________________________________, 1998

Address(es):____________________________________________________________________
________________________________________________________________________________
                                                                        Zip Code
Area Code and Tel. No(s)________________________________________________________
(Check the box below if Shares will be tendered by book-entry transfer)
/ / The Depository Trust Company
Account Number: ________________________________________________________________
________________________________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) 'own(s)' the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ('Rule 14e-4'), (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the 'Book-Entry Transfer Facility'), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

________________________________________________________________________________
Name of Firm
________________________________________________________________________________
Address
________________________________________________________________________________
Zip Code
Area Code & Tel. No. ___________________________________________________________

________________________________________________________________________________
Authorized Signature
________________________________________________________________________________
Name  (Please type or print)
________________________________________________________________________________
Title
Dated: _______________________________________________________________, 1998


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
      FOR SHARES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.